Fee Schedule

For

Huntington Strategy Shares

This Fee Schedule is effective as of April 23, 2012 and supplements the Custodian and Agency Services Agreement between Huntington Strategy Shares and Citibank, N.A., dated April 23, 2012 and the Services Agreement between Huntington Strategy Shares and Citi Fund Services Ohio, Inc., dated April 23, 2012 (the “Agreements”). Defined terms used in this Fee Schedule shall have the meaning set forth in the Agreements.

Pursuant to Section 17 of the Custodian and Agency Services Agreement and Section 8(a) of the Services Agreement, Huntington Strategy Shares agrees to pay the following fees, charges and obligations incurred from time to time for any services pursuant to the Agreements:

1.	Fees

The Client shall pay the following fees to Service Provider as compensation for the Services rendered hereunder. All fees shall be aggregated and paid monthly.

A.	Administration and Fund Accounting Fees

For Administration Services, the Client shall pay Service Provider an annual fee (to be billed in equal monthly installments)

        % of the first $500 million in aggregate net assets of all ETFs, plus

        % of the aggregate net assets of all ETFs in excess of $500 million to $1 billion.

        % of the aggregate net assets of all ETFs in excess of $1 billion.

The asset based fees are subject to an annual minimum, allocated among ETFs, equal to the number of ETF’s multiplied by (i) $            year one, (ii) $            year two and (iii) $              year three with the period commencing with the Effective Date through the end of the Initial Term.

B.	Index Receipt Agency Fees

Citi shall be entitled to receive transaction fees from Authorized Participants (APs) according to the following schedule. The AP’s will remit the fee directly to Citi and will be per creation/redemption order.

Fixed Fee schedule paid to Index Receipt Agent, applied to the processing of authorized participant creation and/or redemption orders: Citi reserves the right to increase this fee to account for any material increases in the security composition of the ETF creation/redemption basket.

Huntington US Equity Rotation Strategy ETF	$250.00
Huntington EcoLogical Strategy ETF	$250.00

C.	Custody Fees

Country	Safekeeping Fee for Equities (bps);	Transaction fee for Equities (US$)	Safekeeping Fee for Fixed Income (bps);	Transaction fee for Fixed Income (US$)
ARGENTINA	7.00	22.00	7.00	22.00
AUSTRALIA	1.00	10.00	1.00	10.00
AUSTRIA	2.00	15.00	2.00	15.00
BANGLADESH	30.00	80.00	30.00	80.00
BELGIUM	2.00	15.00	2.00	15.00
BERMUDA	20.00	50.00	20.00	50.00
BOTSWANA	35.00	85.00	35.00	85.00
BRAZIL	9.00	17.00	9.00	17.00
BULGARIA	20.00	50.00	20.00	50.00
CANADA	0.75	8.00	0.75	8.00
CHILE	10.00	40.00	10.00	40.00
CLEARSTREAM	5.00	9.00	5.00	9.00
COLOMBIA	30.00	50.00	30.00	50.00
COSTA RICA	40.00	60.00	40.00	60.00
CROATIA	60.00	70.00	60.00	70.00
CZECH REPUBLIC	20.00	50.00	20.00	50.00
DENMARK	0.75	10.00	0.75	10.00
EGYPT	20.00	45.00	20.00	45.00
ESTONIA	20.00	65.00	20.00	65.00
FINLAND	1.00	20.00	1.00	20.00
FRANCE	0.75	10.00	0.75	10.00
GERMANY	0.75	10.00	0.75	10.00
GREECE	7.00	20.00	7.00	20.00
HONG KONG	4.00	10.00	4.00	10.00
HONG KONG/CHINA	8.00	25.00	8.00	25.00
HUNGARY	10.00	30.00	10.00	30.00
ICELAND	1.00	15.00	1.00	15.00
INDIA	4.00	30.00	4.00	30.00
INDONESIA	6.00	20.00	6.00	20.00
IRELAND	0.75	7.00	0.75	7.00
ISRAEL	8.00	35.00	8.00	35.00
ITALY	1.00	10.00	1.00	10.00
JAPAN	1.25	9.00	1.25	9.00
JORDAN	35.00	60.00	35.00	60.00
LATVIA	30.00	45.00	30.00	45.00
LITHUANIA	40.00	45.00	40.00	45.00
MALAYSIA	5.00	25.00	5.00	25.00
MAURITIUS	45.00	90.00	45.00	90.00
MEXICO	3.00	10.00	3.00	10.00
MOROCCO	35.00	70.00	35.00	70.00
NETHERLANDS	2.50	11.00	2.50	11.00
NEW ZEALAND	5.00	28.00	5.00	28.00
NORWAY	3.00	28.00	3.00	28.00

Country	Safekeeping Fee for Equities (bps);	Transaction fee for Equities (US$)	Safekeeping Fee for Fixed Income (bps);	Transaction fee for Fixed Income (US$)
PAKISTAN	25.00	75.00	25.00	75.00
PERU	35.00	50.00	35.00	50.00
PHILLIPPINES	8.50	30.00	8.50	30.00
POLAND	7.00	30.00	7.00	30.00
PORTUGAL	10.00	28.00	10.00	28.00
ROMANIA	30.00	45.00	30.00	45.00
RUSSIA	50.00	60.00	50.00	60.00
SINGAPORE	5.00	30.00	5.00	30.00
SLOVAKIA	30.00	35.00	30.00	35.00
SLOVENIA	60.00	75.00	60.00	75.00
SOUTH AFRICA	3.00	25.00	3.00	25.00
SOUTH KOREA	10.00	35.00	10.00	35.00
SPAIN	5.00	22.00	5.00	22.00
SRI LANKA	25.00	40.00	25.00	40.00
SWEDEN	2.00	14.00	2.00	14.00
SWITZERLAND	2.00	17.00	2.00	17.00
TAIWAN	7.00	25.00	7.00	25.00
THAILAND	6.00	30.00	6.00	30.00
TURKEY	10.00	25.00	10.00	25.00
UNITED KINGDOM	0.75	5.00	0.75	5.00
UNITED STATES	0.50	4.00	0.50	4.00
VENEZUELA	35.00	85.00	35.00	85.00
ZIMBABWE	50.00	90.00	50.00	90.00

Overdraft Charges: LIBOR + 2%

*	Subject to change based on market conditions

2.	Out-of-Pocket Expenses and Miscellaneous Charges

In addition to the above fees, Service Provider shall be entitled to receive payment for the following out-of-pocket expenses and miscellaneous charges:

A. Reimbursement of Expenses. The Client shall reimburse Service Provider for its out-of-pocket expenses reasonably incurred in providing Services, including, but not limited to:

(i)	All freight and other delivery and bonding charges incurred by Service Provider in delivering materials to and from the Client and in delivering all materials to Shareholders;

(ii)	All direct telephone, telephone transmission, and telecopy or other electronic transmission and remote system access expenses incurred by Service Provider in communication with the Client or the Client’s investment adviser, Distributor or custodian, Authorized Participants, dealers, or others as required for Service Provider to perform the Services;

(iii)	The cost of obtaining security and issuer information;

(iv)	The cost of CD-ROM, computer disks, microfilm, or microfiche, and storage of records or other materials and data;

(v)	Costs of postage, bank services, couriers, stock computer paper, statements, labels, envelopes, reports, notices, or other form of printed material (including the cost of preparing and printing all printed material) which shall be required by Service Provider for the performance of the services to be provided hereunder, including print production charges incurred;

(vi)	All copy charges;

(vii)	Any expenses Service Provider shall incur at the written direction of the Client or a duly authorized officer of the Client;

(viii)	All systems-related expenses associated with the provision of special reports;

(ix)	The cost of tax data services; and

(x)	Any additional expenses reasonably incurred by Service Provider in the performance of its duties and obligations under this Agreement.

(xi)	NSCC/CNS Transaction Fees on standard T+3 settlements

(xii)	NSCC/CNS Transaction Fees on shortened settlements

(xiii)	ADR Depository Receipt Fees

B. Miscellaneous Service Fees and Charges. In addition to the amounts set forth in paragraphs (1) and 2(A) above, Service Provider shall be entitled to receive the following amounts from the Client:

(i)	A fee for managing and overseeing the report, print and mail functions performed by Service Provider’s third-party vendors, not to exceed $ per page for statements and $ per page for confirmations; fees for pre-approved programming in connection with creating or changing the forms of statements, billed at the rate of $ per hour;

(ii)	System development fees, billed at the rate of $ per hour, as requested and pre-approved by the Client, and all systems-related expenses, agreed in advance, associated with the provision of special reports and services pursuant to any of the Schedules hereto;

(iii)	Fees for development of custom interfaces pre-approved by the Client, billed at the rate of $ per hour;

(iv)	Ad hoc reporting fees pre-approved by the Client, billed at the rate of $ per hour;

(v)	Expenses associated with the tracking of “as-of trades”, billed at the rate of $ per hour, as approved by the Client;

(vi)	Charges for the pricing information obtained from third party vendors for use in pricing the securities and other investments of the Fund’s portfolio;

(vii)	Expenses associated with Service Provider’s anti-fraud procedures as it pertains to new account review;

(viii)	The Client’s portion of SAS 70 (or any similar report) expenses, to the extent applicable;

(ix)	Check and payment processing fees; and

(x)	Costs of rating agency services.

3.	Annual Fee Increase

Commencing on the fourth-year anniversary of the Effective Date and annually thereafter, the Service Provider may annually increase the fixed fees and other fees set forth in Sections 1.A and 1.B above expressed as stated dollar amounts in this Agreement by up to an amount equal to the greater of: (a) the most recent annual percentage increase in consumer prices for services as measured by the United States Consumer Price Index entitled “All Services Less Rent of Shelter” or a similar index should such index no longer be published, and (b)     %.

CITIBANK, N.A.

By:	/s/ Steven Wager
Name:	Steven Wager
Title:	Director, Global Transaction Services

CITI FUND SERVICES OHIO, INC

By:	/s/ Joseph L. Rezabek
Name:	Joseph L. Rezabek
Title:	CEO

HUNTINGTON STRATEGY SHARES

By:	/s/ R. Jeffrey Young
Name:	R. Jeffrey Young
Title:	CEO